Exhibit 99.1

News Release
Pentair Reports Strong Third Quarter 2025 Results
•Sales of $1,022 million, up 3 percent compared to sales for the same period last year
•Operating income was $232 million with ROS of 22.7 percent, an increase of 460 basis points compared to the prior year period; on an adjusted basis, ROS expanded 160 basis points to 25.7 percent
•GAAP EPS increased 33 percent to $1.12 when compared to the prior year period and adjusted EPS rose 14 percent to $1.24
•Net cash provided by operating activities of continuing operations was $764 million year-to-date, an increase of $84 million compared to the same period last year, and free cash flow provided by continuing operations was $719 million year-to-date, an increase of $90 million compared to the same period last year
•Repurchased $50 million of ordinary shares in Q3 and $175 million year-to-date
•The company updated its full year 2025 GAAP EPS guidance to approximately $3.98 to $4.03, up 6 percent to 8 percent versus the prior year, and increased EPS guidance on an adjusted basis to approximately $4.85 to $4.90, up 12 percent to 13 percent versus the prior year
•Acquired Hydra-Stop on September 17th for approximately $292 million with an expected tax benefit of approximately $50 million
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — October 21, 2025 — Pentair plc (NYSE: PNR), a leader in helping the world sustainably move, improve and enjoy water, life’s most essential resource, today announced third quarter 2025 sales of $1,022 million. Sales were up 3 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 3 percent in the third quarter. Third quarter 2025 earnings per diluted share from continuing operations (“EPS”) were $1.12 compared to $0.84 in the third quarter of 2024, a 33 percent increase. On an adjusted basis, the Company reported third quarter 2025 EPS of $1.24 compared to $1.09 in the third quarter of 2024, reflecting a 14 percent increase. Adjusted operating income, reportable segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
John L. Stauch, Pentair’s President and Chief Executive Officer commented, “We delivered strong third quarter results, which reflected sales growth and double-digit earnings growth that exceeded our expectations. Our teams continued to drive solid execution across our Move, Improve and Enjoy Water portfolio and to deliver for our customers. We continued to implement and scale our Transformation initiatives that we expect to continue to grow profitability long-term. We are investing in growth across Flow, Water Solutions and Pool and leveraging 80/20 to continue to drive top-line growth. We are excited about our Hydra-Stop acquisition and the unique products and technology it adds to our commercial Flow business. With a solid balance sheet, strong cash flow, a balanced capital deployment strategy and a resilient water portfolio, we remain focused on delivering long-term shareholder value.”
Third quarter 2025 operating income was $232 million, up 29 percent compared to operating income for the third quarter of 2024, and return on sales (“ROS”) was 22.7 percent, an increase of 460 basis points when compared to the third quarter of 2024. On an adjusted basis, the Company had adjusted operating income of $263 million for the third quarter of 2025, up 10 percent compared to adjusted operating income for the third quarter of 2024, and ROS was 25.7 percent, an increase of 160 basis points when compared to the third quarter of 2024.
Flow sales were up 6 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 4 percent in the third quarter. Reportable segment income of $95 million was up 15 percent compared to the third quarter of 2024, and ROS was 24.2 percent, an increase of 200 basis points when compared to the third quarter of 2024.
Water Solutions sales were down 6 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales were flat in the third quarter. Reportable segment income of $68 million was up 6
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percent compared to the third quarter of 2024, and ROS was 25.0 percent, an increase of 280 basis points when compared to the third quarter of 2024.
Pool sales were up 7 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 6 percent in the third quarter. Reportable segment income of $116 million was up 3 percent compared to the third quarter of 2024, and ROS was 32.8 percent, a decrease of 120 basis points when compared to the third quarter of 2024.
Net cash provided by operating activities of continuing operations was $196 million for the quarter compared to $249 million in the third quarter of 2024. Free cash flow provided by continuing operations for the quarter was $179 million compared to $234 million in the third quarter of 2024.
Pentair paid a regular cash dividend of $0.25 per share in the third quarter of 2025. Pentair previously announced on September 22, 2025 that it will pay a regular quarterly cash dividend of $0.25 per share on November 7, 2025 to shareholders of record at the close of business on October 24, 2025. This year marks the 49th consecutive year that Pentair has increased its dividend.
During the third quarter, the Company repurchased 0.5 million shares for $50 million. During the nine months ended September 30, 2025, the Company repurchased 1.8 million shares for $175 million. As of September 30, 2025, we had $275 million available for share repurchases under our share repurchase authorization.

OUTLOOK
Mr. Stauch concluded, “We increased our sales growth outlook and estimated adjusted EPS range for the full year driven by strong performance year-to-date and continued confidence in our strategy driven by our resilient water portfolio. We also introduced fourth quarter guidance reflecting sales growth, margin expansion and EPS growth. As a leader in helping the world move, improve and enjoy water, life’s most essential resource, we are well positioned to capture opportunities from favorable secular trends in water and we continue to invest to drive long-term sales and earnings growth.”
The Company updated its estimated 2025 GAAP EPS from continuing operations to approximately $3.98 to $4.03, up 6 percent to 8 percent versus the prior year, and increased estimated EPS on an adjusted basis to approximately $4.85 to $4.90, up 12 percent to 13 percent versus the prior year. The Company updated its estimated full year 2025 sales to be up approximately 2 percent on a reported basis.
In addition, the Company introduced estimated fourth quarter 2025 GAAP EPS from continuing operations guidance of approximately $1.03 to $1.08, up approximately 4 percent to 9 percent compared to the prior year period, and an adjusted EPS of approximately $1.11 to $1.16, up approximately 3 percent to 7 percent compared to the prior year period. The Company expects fourth quarter sales to be up approximately 3 percent to 4 percent on a reported basis compared to the fourth quarter of 2024.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the Company’s third quarter 2025 results on a conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases, or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to international hostilities; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and Transformation Program; the impact of raw material, logistics and labor costs and other inflation; volatility in currency exchange rates and interest rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; risks associated with operating foreign businesses; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and sustainability goals and targets. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we help the world sustainably move, improve and enjoy water, life’s most essential resource. From our residential and commercial water solutions, to industrial water management and everything in between, Pentair is a core large cap value S&P 500 equity stock focused on smart, sustainable water solutions that help our planet and people thrive.
Pentair had revenue in 2024 of approximately $4.1 billion, and trades under the ticker symbol PNR. With approximately 9,750 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS

Shelly Hubbard	Rebecca Osborn
Vice President, Investor Relations	Vice President, Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: shelly.hubbard@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net sales	$1,022.0	$993.4	$3,155.5	$3,109.9
Cost of goods sold	603.4	600.2	1,877.0	1,888.7
Gross profit	418.6	393.2	1,278.5	1,221.2
% of net sales	41.0%	39.6%	40.5%	39.3%
Selling, general and administrative expenses	162.2	190.4	552.6	540.7
% of net sales	15.9%	19.2%	17.5%	17.4%
Research and development expenses	24.7	22.9	73.4	71.8
% of net sales	2.4%	2.3%	2.3%	2.3%
Operating income	231.7	179.9	652.5	608.7
% of net sales	22.7%	18.1%	20.7%	19.6%
Other expense (income)
Loss on sale of business	—	—	26.3	—
Other expense (income)	0.6	(0.1)	2.1	0.8
Net interest expense	14.4	19.8	52.0	73.4
% of net sales	1.4%	2.0%	1.6%	2.4%
Income from continuing operations before income taxes	216.7	160.2	572.1	534.5
Provision for income taxes	32.4	20.6	84.4	75.3
Effective tax rate	15.0%	12.9%	14.8%	14.1%
Net income from continuing operations	184.3	139.6	487.7	459.2
Loss from discontinued operations, net of tax	—	—	—	(0.2)
Net income	$184.3	$139.6	$487.7	$459.0
Earnings per ordinary share
Basic
Continuing operations	$1.13	$0.84	$2.97	$2.77
Discontinued operations	—	—	—	—
Basic earnings per ordinary share	$1.13	$0.84	$2.97	$2.77
Diluted
Continuing operations	$1.12	$0.84	$2.94	$2.75
Discontinued operations	—	—	—	—
Diluted earnings per ordinary share	$1.12	$0.84	$2.94	$2.75
Weighted average ordinary shares outstanding
Basic	163.8	165.6	164.4	165.7
Diluted	165.1	167.0	165.7	167.2
Cash dividends paid per ordinary share	$0.25	$0.23	$0.75	$0.69
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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2025	December 31, 2024
In millions
Assets
Current assets
Cash and cash equivalents	$128.4	$118.7
Accounts receivable, net	521.6	565.2
Inventories	639.7	610.9
Other current assets	155.4	141.3
Total current assets	1,445.1	1,436.1
Property, plant and equipment, net	367.1	358.8
Other assets
Goodwill	3,528.8	3,286.6
Intangibles, net	1,088.0	1,033.8
Other non-current assets	330.6	331.2
Total other assets	4,947.4	4,651.6
Total assets	$6,759.6	$6,446.5
Liabilities and Equity
Current liabilities
Current maturities of short-term borrowings	$—	$9.3
Accounts payable	308.8	272.8
Employee compensation and benefits	111.9	116.2
Other current liabilities	567.5	496.8
Total current liabilities	988.2	895.1
Other liabilities
Long-term debt	1,580.1	1,638.7
Pension and other post-retirement compensation and benefits	56.5	61.6
Deferred tax liabilities	41.3	44.4
Other non-current liabilities	311.1	243.8
Total liabilities	2,977.2	2,883.6
Equity	3,782.4	3,562.9
Total liabilities and equity	$6,759.6	$6,446.5
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2025	September 30, 2024
Operating activities
Net income	$487.7	$459.0
Loss from discontinued operations, net of tax	—	0.2
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.8)	(1.7)
Depreciation	44.7	45.3
Amortization	42.4	40.4
Deferred income taxes	20.8	3.6
Loss on sale of business	26.3	—
Share-based compensation	27.3	26.3
Asset impairment and write-offs	48.5	9.3
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	56.7	66.2
Inventories	(45.7)	30.1
Other current assets	(35.8)	5.0
Accounts payable	31.2	7.3
Employee compensation and benefits	(9.4)	(8.0)
Other current liabilities	60.8	(19.7)
Other non-current assets and liabilities	9.3	17.1
Net cash provided by operating activities of continuing operations	764.0	680.4
Net cash used for operating activities of discontinued operations	—	(0.2)
Net cash provided by operating activities	764.0	680.2
Investing activities
Capital expenditures	(45.1)	(51.7)
Purchase of investments	(18.0)	—
Proceeds from sale of property and equipment	0.1	0.4
Payments upon the settlement of net investment hedges	—	(16.4)
Acquisitions, net of cash acquired	(292.2)	—
Other	0.9	(0.5)
Net cash used for investing activities	(354.3)	(68.2)
Financing activities
Net repayments of short-term borrowings	(9.3)	—
Net borrowings of revolving long-term debt	210.5	—
Repayments of long-term debt	(269.3)	(362.5)
Debt issuance costs	(2.2)	—
Shares issued to employees, net of shares withheld	(2.2)	16.8
Repurchases of ordinary shares	(175.0)	(100.0)
Dividends paid	(123.3)	(114.3)
Net cash used for financing activities	(370.8)	(560.0)
Effect of exchange rate changes on cash and cash equivalents	(29.2)	(4.2)
Change in cash and cash equivalents	9.7	47.8
Cash and cash equivalents, beginning of period	118.7	170.3
Cash and cash equivalents, end of period	$128.4	$218.1
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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Three months ended	Three months ended	Three months ended	Nine months ended
In millions	March 31, 2025	June 30, 2025	September 30, 2025	September 30, 2025
Net cash (used for) provided by operating activities of continuing operations	$(38.9)	$606.6	$196.3	$764.0
Capital expenditures	(16.8)	(10.9)	(17.4)	(45.1)
Proceeds from sale of property and equipment	—	0.1	—	0.1
Free cash flow	$(55.7)	$595.8	$178.9	$719.0

	Three months ended	Three months ended	Three months ended	Nine months ended
In millions	March 31, 2024	June 30, 2024	September 30, 2024	September 30, 2024
Net cash (used for) provided by operating activities of continuing operations	$(107.4)	$539.2	$248.6	$680.4
Capital expenditures	(19.3)	(17.0)	(15.4)	(51.7)
Proceeds from sale of property and equipment	—	—	0.4	0.4
Free cash flow from continuing operations	(126.7)	522.2	233.6	629.1
Net cash used for operating activities of discontinued operations	(0.2)	—	—	(0.2)
Free cash flow	$(126.9)	$522.2	$233.6	$628.9

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2025				2024
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Flow	$367.9	$397.3	$394.0	$1,159.2	$384.3	$396.8	$372.2	$1,153.3
Water Solutions	258.2	298.3	273.3	829.8	273.1	310.5	289.5	873.1
Pool	383.9	427.2	354.3	1,165.4	359.5	391.5	331.4	1,082.4
Reportable segment net sales	1,010.0	1,122.8	1,021.6	3,154.4	1,016.9	1,098.8	993.1	3,108.8
Corporate and other	0.4	0.3	0.4	1.1	0.3	0.5	0.3	1.1
Net sales	$1,010.4	$1,123.1	$1,022.0	$3,155.5	$1,017.2	$1,099.3	$993.4	$3,109.9
Reportable segment income (loss)
Flow	$83.6	$93.1	$95.3	$272.0	$77.3	$84.4	$82.8	$244.5
Water Solutions	60.7	70.2	68.4	199.3	55.6	72.9	64.4	192.9
Pool	126.0	152.7	116.2	394.9	110.8	133.6	112.7	357.1
Reportable segment income	270.3	316.0	279.9	866.2	243.7	290.9	259.9	794.5
Corporate and other	(27.8)	(19.3)	(17.3)	(64.4)	(26.4)	(19.5)	(20.7)	(66.6)
Adjusted operating income	$242.5	$296.7	$262.6	$801.8	$217.3	$271.4	$239.2	$727.9
Return on sales
Flow	22.7%	23.4%	24.2%	23.5%	20.1%	21.3%	22.2%	21.2%
Water Solutions	23.5%	23.5%	25.0%	24.0%	20.4%	23.5%	22.2%	22.1%
Pool	32.8%	35.7%	32.8%	33.9%	30.8%	34.1%	34.0%	33.0%
Adjusted return on sales	24.0%	26.4%	25.7%	25.4%	21.4%	24.7%	24.1%	23.4%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2025
Excluding the Effect of Adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter		Full Year
Net sales	$1,010.4	$1,123.1	$1,022.0	approx	Up 3% - 4%	approx	Up 2%
Operating income	203.1	217.7	231.7	approx	Up 15% - 19%	approx	Up 9% - 11%
Return on sales	20.1%	19.4%	22.7%
Adjustments:
Restructuring and other	10.5	10.4	0.2	approx	$—	approx	$21
Transformation costs	9.1	12.5	10.8	approx	—	approx	32
Intangible amortization	14.2	14.3	13.9	approx	16	approx	58
Asset impairment and write-offs	5.2	41.8	1.5	approx	—	approx	49
Deal-related costs and expenses	—	—	4.1	approx	—	approx	4
Equity income of unconsolidated subsidiaries	0.4	—	0.4	approx	1	approx	2
Adjusted operating income	242.5	296.7	262.6	approx	Up 4% - 8%	approx	Up 9% - 10%
Adjusted return on sales	24.0%	26.4%	25.7%
Net income from continuing operations—as reported	154.9	148.5	184.3	approx	$170 - $178	approx	$660 - $668
Loss on sale of business	—	26.3	—	approx	—	approx	26
Adjustments to operating income	39.0	79.0	30.5	approx	16	approx	164
Income tax adjustments	(9.7)	(23.3)	(9.5)	approx	(3)	approx	(45)
Net income from continuing operations—as adjusted	$184.2	$230.5	$205.3	approx	$183 - $191	approx	$805 - $813
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.93	$0.90	$1.12	approx	$1.03 - $1.08	approx	$3.98 - $4.03
Adjustments	0.18	0.49	0.12	approx	0.08	approx	0.87
Diluted earnings per ordinary share—as adjusted	$1.11	$1.39	$1.24	approx	$1.11 - $1.16	approx	$4.85 - $4.90

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2024
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,017.2	$1,099.3	$993.4	$972.9	$4,082.8
Operating income	180.8	248.0	179.9	195.1	803.8
Return on sales	17.8%	22.6%	18.1%	20.1%	19.7%
Adjustments:
Restructuring and other	4.6	5.9	23.4	3.1	37.0
Transformation costs	17.0	11.8	12.6	10.7	52.1
Intangible amortization	13.5	13.4	13.5	13.9	54.3
Legal accrual adjustments and settlements	(0.3)	(7.9)	0.7	—	(7.5)
Asset impairment and write-offs	0.8	—	8.5	8.3	17.6
Equity income of unconsolidated subsidiaries	0.9	0.2	0.6	0.2	1.9
Adjusted operating income	217.3	271.4	239.2	231.3	959.2
Adjusted return on sales	21.4%	24.7%	24.1%	23.8%	23.5%
Net income from continuing operations—as reported	133.5	186.1	139.6	166.4	625.6
Pension and other post retirement mark to market gain	—	—	—	(5.3)	(5.3)
Other (income) expense	—	—	(0.5)	0.1	(0.4)
Adjustments to operating income	35.6	23.2	58.7	36.0	153.5
Income tax adjustments	(11.3)	(5.4)	(15.4)	(17.6)	(49.7)
Net income from continuing operations—as adjusted	$157.8	$203.9	$182.4	$179.6	$723.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.80	$1.11	$0.84	$0.99	$3.74
Adjustments	0.14	0.11	0.25	0.09	0.59
Diluted earnings per ordinary share—as adjusted	$0.94	$1.22	$1.09	$1.08	$4.33

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Reportable Segment
For the Quarter Ended September 30, 2025 (Unaudited)

	Q3 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	3.3%	1.0%	(1.4)%	2.9%
Flow	3.6%	1.9%	0.4%	5.9%
Water Solutions	0.5%	0.7%	(6.8)%	(5.6)%
Pool	5.6%	—%	1.3%	6.9%